016570| 003590|127C|RESTRICTED||4|057-423 COMMON STOCK COMMON STOCK PAR VALUE $0.001 THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY Certificate Number ZQ 000000 Shares * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * HANMI FINANCIAL CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT is the owner of AUTHORIZED SHARES OF COMMON STOCK 50,000,000, PAR VALUE $.001 PER SHARE AND 10,000,000 PREFERRED STOCK, PAR VALUE $.001 PER SHARE Hanmi Financial Corporation (hereinafter designated the “Corporation”) transferable on the share register of the Corporation upon surrender of this certificate, properly endorsed. By the acceptance of this Certificate the holder hereof assents to and agrees to be bound by all the provisions of the Certificate of Incorporation and of the By-Laws of the Corporation and all amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and Registered by the Registrar. Witness the seal of the Corporation and the signatures of its duly authorized officers. DATED <<Month Day, Year>> COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR, President and Chief Executive Officer Chairman of the Board By AUTHORIZED SIGNATURE Hanmi Financial Corporation PO BOX 43004, Providence, RI 02940-3004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 CUSIP XXXXXX XX X Holder ID XXXXXXXXXX Insurance Value 1,000,000.00 Number of Shares 123456 DTC 12345678 123456789012345 Certificate Numbers Num/No. Denom. Total 1234567890/1234567890 1 1 1 1234567890/1234567890 2 2 2 1234567890/1234567890 3 3 3 1234567890/1234567890 4 4 4 1234567890/1234567890 5 5 5 1234567890/1234567890 6 6 6 Total Transaction 7

HANMI FINANCIAL CORPORATION

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	. . . . . . . . . . . . . . . .Custodian. . . . . . . . . . . . . . . .
(Cust)(Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act. . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State)
JT TEN	- as joint tenants with right of survivorship	UNIF TRF MIN ACT	. . . . . . . . . . . . . . .Custodian (until age. . . ). . . . . . . . . . . . . . .
	and not as tenants in common		(Cust)(Minor)
under Uniform Transfers to Minors Act. . . . . . . . . . . . . . . . . . . . . . . . . . .
(State)
      Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, ____________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Shares on the share register of the within-named Corporation with full power of substitution in the premises.

Dated:	20

Signature:

Signature:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.